UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement.

On April 10, 2018, General Motors Financial Company, Inc. (the “Company”) completed the public offering of $500,000,000 aggregate principal amount of its Floating Rate Notes due 2021 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its 3.550% Senior Notes due 2021 (the “2021 Notes”) and $1,000,000,000 aggregate principal amount of its 4.350% Senior Notes due 2025 (the “2025 Notes” and, together with the Floating Rate Notes and 2021 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated April 5, 2018 (the “Underwriting Agreement”), among the Company, AmeriCredit Financial Services, Inc. and Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and SG Americas Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Notes are guaranteed by the Company’s principal United States operating subsidiary, AmeriCredit Financial Services, Inc. (the “Guarantor”).

The Company estimates that the net proceeds of the offering of the Notes will be approximately $2.49 billion, after deducting the Underwriters’ discounts and commissions and the estimated expenses of the offering. The net proceeds from the offering will be added to the Company’s general funds and will be available for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Guarantor, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company and the Guarantor have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Notes were sold pursuant to a shelf registration statement on Form S-3 (File No. 333-219323) as filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2017, and automatically effective on July 17, 2017. A prospectus supplement dated April 5, 2018 relating to the Notes and supplementing the prospectus dated July 17, 2017 was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act. The legal opinion of Hunton Andrews Kurth LLP related to the offering of the Notes pursuant to the Registration Statement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Indenture; Supplemental Indentures

The Company issued the Notes pursuant to the Indenture, dated October 13, 2015 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented with respect to the Floating Rate Notes by the Twenty-Ninth Supplemental Indenture, dated April 10, 2018 (the “Twenty-Ninth Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee, as further supplemented with respect to the 2021 Notes by the Thirtieth Supplemental Indenture, dated April 10, 2018 (the “Thirtieth Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee, and as further supplemented with respect to the

2025 Notes by the Thirty-First Supplemental Indenture, dated April 10, 2018 (the “Thirty-First Supplemental Indenture” and, together with the Base Indenture, the Twenty-Ninth Supplemental Indenture and the Thirtieth Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee.

The Floating Rate Notes will bear interest at a rate, reset quarterly, equal to three-month LIBOR plus 0.850%. Interest will accrue on the Floating Rate Notes from April 10, 2018 and the Company will pay interest on the Floating Rate Notes quarterly on January 9, April 9, July 9 and October 9 of each year, beginning on July 9, 2018. The Floating Rate Notes will mature on April 9, 2021.

The 2021 Notes will bear interest at a rate of 3.550% per year on the principal amount of the 2021 Notes, payable semi-annually in arrears on April 9 and October 9 of each year, beginning on October 9, 2018. The 2021 Notes will mature on April 9, 2021.

The 2025 Notes will bear interest at a rate of 4.350% per year on the principal amount of the 2025 Notes, payable semi-annually in arrears on April 9 and October 9 of each year, beginning on October 9, 2018. The 2025 Notes will mature on April 9, 2025.

The Company may not redeem the Floating Rate Notes prior to maturity. The Company, at its option, may redeem the 2021 Notes or the 2025 Notes at any time in whole or from time to time in part. If the 2021 Notes are redeemed prior to maturity or if the 2025 Notes are redeemed prior to February 9, 2025 (the date that is two months prior to the stated maturity date for the 2025 Notes), the redemption price for the Notes to be redeemed will equal the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the date of redemption: (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued and unpaid as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 20 basis points in the case of the 2021 Notes and 25 basis points in the case of the 2025 Notes. The Company will also pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption. If the 2025 Notes are redeemed on or after February 9, 2025, the redemption price for the Notes to be redeemed will equal 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to but excluding the redemption date.

The Indenture contains covenants that limit the Company’s ability to sell all or substantially all of its assets or merge or consolidate with or into other companies and that provide that the Company and certain of its subsidiaries may not grant liens to other creditors, unless the Notes are secured by liens on an equal and ratable basis to those granted to such other creditors.

The Indenture provides for customary events of default, including nonpayment, failure to comply with covenants or other agreements in the Indenture, any subsidiary guarantee shall cease to be in full force and effect or any guarantor shall deny or disaffirm its obligations under its subsidiary guarantee, and certain events of bankruptcy or insolvency. If any event of default occurs and is continuing with respect to a series of Notes, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all of the Notes of such series to be due and payable immediately.

Copies of the Base Indenture, the Twenty-Ninth Supplemental Indenture, the Thirtieth Supplemental Indenture and the Thirty-First Supplemental Indenture are attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description is a brief summary of the Indenture and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by the terms of the Indenture.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 5, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and SG Americas Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2021, $1,000,000,000 aggregate principal amount of the Company’s 3.550% Senior Notes due 2021 and $1,000,000,000 aggregate principal amount of the Company’s 4.350% Senior Notes due 2025.

4.1	Indenture, dated October 13, 2015, by and between General Motors Financial Company, Inc. and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 13, 2015, and incorporated by reference herein.

4.2	Twenty-Ninth Supplemental Indenture, dated April 10, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Notes due 2021.

4.3	Thirtieth Supplemental Indenture, dated April 10, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.550% Senior Notes due 2021.

4.4	Thirty-First Supplemental Indenture, dated April 10, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 4.350% Senior Notes due 2025.

4.5	Form of Global Note for General Motors Financial Company, Inc.’s Floating Rate Notes due 2021 (included in Exhibit 4.2).

4.6	Form of Global Note for General Motors Financial Company, Inc.’s 3.550% Senior Notes due 2021 (included in Exhibit 4.3).

4.7	Form of Global Note for General Motors Financial Company, Inc.’s 4.350% Senior Notes due 2025 (included in Exhibit 4.4).

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: April 10, 2018	By:	/s/ Richard A. Gokenbach, Jr.
Richard A. Gokenbach, Jr.
Executive Vice President and Treasurer